Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

AGM Group Holdings, Inc.

We hereby consent to the incorporation by reference of our report, dated May 13, 2025, which appears in the Annual Report on Form 20-F filed with the U.S. Securities Exchange Commission (“SEC”) on May 13, 2025, in the Registration Statement on Form S-8 (file no. 333-279018), relating to the audit of the consolidated balance sheets of AGM Group Holdings, Inc. (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the two years ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements).

/s/ GGF CPA LTD

PCAOB ID No. 2729

Guangzhou, Guangdong, China

May 13, 2025

Room 2112, Building A1, No. 2 Jinxin Street, Liwan District, Guangzhou, Guangdong, China

TEL: +86 20 8380 5336      Email: info@ggf-cpa.com